UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 21, 2011

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On April 21, 2011, Merit Medical Systems, Inc. (the “Company”) issued a press release announcing that its Board of Directors had authorized a 5-for-4 forward stock split of the Company’s Common Stock to be effected in the form of a stock dividend of one share of the Company’s Common Stock for every four shares of Common Stock outstanding on the record date.  The record date for the forward stock split is May 2, 2011, and the payment date is May 5, 2011.   The Board of Directors also made corresponding adjustments to the number of shares subject to the Company’s stock incentive plans and to the number of shares subject to, and the exercise price of, outstanding options and other rights to acquire Common Stock.

The information in this Current Report on Form 8-K (including the exhibit attached hereto) is furnished pursuant to General Instruction shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by Merit under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

(d)           Exhibits

99.1         Press Release dated April 21, 2011 entitled “Merit Medical Announces 5-for-4 Forward Stock Split.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: April 21, 2011	By:	/s/ Kent W. Stanger
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated April 21, 2011, entitled “Merit Medical Announces 5-for-4 Forward Stock Split.”